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Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE
[SIGNAL TECHNOLOGY CORPORATION LETTERHEAD]
                                                                       Contacts:
                                                                  George Lombard
                                                                Chairman and CEO
                                                   Signal Technology Corporation
                                                                    978.774.2281

                                                                  David Reichman
                                                 Sharon Merrill Associates, Inc.
                                                                    617.542.5300



              SIGNAL TECHNOLOGY SELLS WIRELESS SEMICONDUCTOR/MODULE
                 BUSINESS TO PARATEK MICROWAVE FOR $1.3 MILLION

          Company to Focus Exclusively on Defense Electronics Business

DANVERS, MA, NOVEMBER 21, 2002 - Signal Technology Corporation (Nasdaq: STCO) today announced the sale of its remaining commercial wireless business. Under the terms of an agreement signed yesterday, Paratek Microwave, Columbia, Maryland, has acquired certain assets of Signal Technology's business that develops semiconductor/module solutions for wireless devices for $1.3 million in cash, while also assuming certain liabilities.

"With this sale, Signal Technology has returned to its roots as a 100% defense electronics business," said Chairman and Chief Executive Officer George Lombard. "Our defense product roadmap is fully aligned with the U.S. military's drive for information superiority on the battlefield, as well as the need for new approaches to intelligence gathering and surveillance to enhance the nation's security. Under the terms of our agreement with Paratek Microwave, Signal Technology has acquired a perpetual exclusive license to market, for defense, national security and intelligence applications, the evolving commercial wireless technologies our semiconductor team has developed. The license also allows Signal Technology to market these technologies for certain commercial applications, such as asset management and tracking."

"Signal Technology's wireless semiconductor team has consistently reached its development milestones, and has achieved breakthrough levels of technology performance," Lombard said. "But growth in commercial demand for these kinds of highly sophisticated integrated circuits has been slower to materialize than we had anticipated. Selling our semiconductor/module operation allows us to focus all of our resources on the defense and homeland security markets."

This agreement follows the sale in September of Signal Technology's fixed wireless business unit to Endwave Corporation, and marks the termination of the Company's commercial wireless business activities. Signal Technology is now dedicated exclusively to its defense business, which produces highly sophisticated RF transceivers, microwave subsystems, power supplies, oscillators and switch matrix products.

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SIGNAL TECHNOLOGY/2


"Over the past year, our sales and bookings have accelerated as the U.S. Department of Defense has increased its spending on platforms related to electronic warfare, precision guidance, satellite communications and intelligence," Lombard said. "Our bookings growth also reflects the success of our strategy to evolve our product mix toward higher value-added integrated subsystems and multi-function assemblies."

"The perpetual license we have acquired from Paratek marks the accomplishment of a key objective in our strategy for exiting the commercial wireless business," Lombard said. "This objective is to ensure that we can continue to deploy our commercial technologies in defense and national security applications. These technologies include state-of-the-art GaAs (gallium arsenide) integrated circuits, miniaturized module capability and high-capacity multipoint broadband radio designs. Together with our systems architecture capabilities and reputation for manufacturing excellence, this portfolio of commercial technologies has helped Signal Technology win significant contract awards in the defense and homeland security markets, and we expect this to continue going forward."

The assets acquired by Paratek Microwave primarily consist of intellectual property related to semiconductor integrated circuit and miniaturized module designs. Paratek Microwave plans to complete Signal Technology's semiconductor/module development work, and to serve as an exclusive supplier of this technology to the Company. Paratek Microwave will also continue to function as a teamed subcontractor with Signal Technology under a $4.1 million Department of Defense contract announced in October to develop a system of networked, ultra-miniaturized microelectronic sensors for defense and homeland security intelligence applications. Paratek Microwave has hired all of the semiconductor operation's employees, the majority of whom are based in Nashua, New Hampshire.

ABOUT PARATEK MICROWAVE, INC.

Paratek Microwave, Inc., (www.paratek.com), provides frequency agile components and electronically scanning antennas for wireless communications networks based upon its proprietary Parascan(TM) technology. Paratek's electronically tunable products reduce part count, reduce size, increase capacity and/or data rate, reduce interference, and reduce deployment costs.


ABOUT SIGNAL TECHNOLOGY CORPORATION

Signal Technology is a leader in developing state-of-the-art electronic components, subsystems and system solutions for defense and space applications. The Company manufactures a wide range of RF, microwave and millimeter wave products, power conversion products and power supplies. These devices are used in military communications networks and systems related to electronic warfare, precision guidance, radar, intelligence, surveillance and reconnaissance. The Company sells its products to defense prime contractors worldwide. For further information about Signal Technology, please visit the Company's Web site at www.sigtech.com.

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SIGNAL TECHNOLOGY/3



SAFE HARBOR STATEMENT

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements made in this news release that are not historical facts contain forward-looking information that involves risks and uncertainties. These forward-looking statements include statements regarding the Company's ability to leverage its commercial technologies in securing future defense and homeland security contract awards and to market these technologies for certain commercial applications; the outlook for the Company's defense electronics business and trends in U.S. military investment related thereto; and certain other statements identified or qualified by words such as "likely", "will", "suggests", "may", "would", "could", "should", "expects", "expected", "anticipates", "estimates", "plans", "projects", "projected", "believes", "is optimistic about", or similar expressions (and variants of such words or expressions). Important factors that may cause actual results to differ include, but are not limited to, future demand for the Company's products; risks associated with court proceedings and litigation, fluctuations in the Company's operating results, volume and timing of orders received, changes in the mix of products sold, competitive pricing pressure, the Company's ability to meet or renegotiate customer demands, the ability to anticipate changes in the market, the Company's ability to finance its operations on terms that are acceptable, the Company's ability to attract and retain qualified personnel including the Company's management, changes in the global economy, changes in regulatory processes, the dependence on certain key customers (including the U.S. government), the Company's ability to realize sufficient margins on sales of its products, the availability and timing of funding for the Company's current products and the development of future products and other risks detailed from time to time in the company's Securities and Exchange Commission filings. Signal Technology Corporation assumes no obligation to update the information included in this news release.

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